UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2024

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1917 Four Wheel Drive Oshkosh, Wisconsin	54902
(Address of principal executive offices)	(Zip Code)

(920) 502-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2024, Oshkosh Corporation (the “Company”) announced that Matthew Field has been appointed as the Company’s Chief Financial Officer, effective December 16, 2024, succeeding Michael Pack, who was appointed the President of the Company’s Vocational segment and has continued to serve as the Company’s Chief Financial Officer until a successor Chief Financial Officer was named.

Mr. Field, who is 52, is currently serving as the Chief Financial Officer and Treasurer of Joby Aviation, Inc., a manufacturer of electric vertical takeoff and landing aircraft, a position that he has held since March 2021. Prior to joining Joby Aviation, Mr. Field worked at Ford Motor Company, an automobile manufacturer, for over 20 years. Most recently he served as Chief Financial Officer, North America from October 2018 through March 2021, Corporate General Auditor from January 2018 through October 2018, and Chief Financial Officer—Lincoln Motor Company from November 2014 through December 2017.

In connection with Mr. Field’s appointment as the Company’s Chief Financial Officer, Mr. Field is expected to receive compensation, including an annual base salary, participation in the Company’s annual cash incentive plan and annual equity awards under the Company’s 2024 Incentive Stock and Awards Plan, and be eligible to participate in the benefit plans and arrangements made available generally to the Company’s executive officers, including entering into a two-year Key Executive Employment and Severance Agreement with a cash severance benefit of two times base salary and bonus and participation in the Company’s Executive Severance Policy, all in a manner consistent with the compensation that the Company provides to its executive officers. Such compensation and benefit plans and arrangements are described in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2024. In addition, the Human Resources Committee of the Board of Directors of the Company approved a sign-on cash bonus to Mr. Field of $500,000 intended to offset a portion of his unvested equity from his previous employer’s plan and a one-time grant of restricted stock units to Mr. Field, effective December 16, 2024, with a grant date value of $4,500,000 that will vest on a pro rata basis over three years that is intended to offset his unvested equity from his previous employer’s plan that would have vested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: December 2, 2024	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, Chief Legal and Administrative Officer and Secretary